Exhibit 99.1

Investor Relations:

Joseph D. Gangemi

SVP & CFO

(610) 695-3676

Investor Contact:

Ronald Morales

(610) 695-3646

Media Contact:

Bronwyn Pait, Marketing

(610) 695-3630

Malvern Bancorp, Inc. Announces Private Placement of $25 Million of
Subordinated Notes

PAOLI, PA., February 8, 2017 — Malvern Bancorp, Inc. (NASDAQ: MLVF) (the "Company"), parent company of Malvern Federal Savings Bank (“Malvern” or the “Bank”), today announced that it has completed a private placement of $25.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes (the "Notes") to certain institutional investors. The Notes are non-callable for five years, have a stated maturity of February 15, 2027, and bear interest at a fixed rate of 6.125% per year, from and including February 7, 2017 to, but excluding February 15, 2022. From and including February 15, 2022 to the maturity date or early redemption date, the interest rate will reset quarterly to a level equal to the then current three-month LIBOR rate plus 414.5 basis points.

The Notes have been structured to qualify for the Company as Tier 2 capital under regulatory guidelines. The Company plans to use the net proceeds for general corporate purposes including, but not limited to, contributing capital to the Bank and to fund future growth. The Notes were assigned an investment grade rating of BBB- by Kroll Bond Rating Agency.

Sandler O’Neill + Partners, L.P. served as the placement agent for the private offering.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to exchange the privately placed Notes for registered notes having substantially the same terms, and to file a registration statement with the Securities and Exchange Commission in connection therewith.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and will not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About Malvern Bancorp

Malvern Bancorp, Inc., is the holding company for Malvern Federal Savings Bank. Malvern Federal Savings Bank is a federally-chartered, FDIC-insured savings bank that was originally organized in 1887 and now serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity.

The Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia and through its other eight banking locations in Chester and Delaware counties, Pennsylvania and Morristown, N.J., its New Jersey regional headquarters. Its primary market niche is providing personalized service to its client base.  The Bank recently announced a new banking office in Quakertown, Pa., its first office in Bucks County, which is scheduled to open in the first calendar quarter of 2017.

The Bank, through its Private Banking division and strategic partnership with Bell Rock Capital in Rehoboth Beach, Del., provides personalized wealth management and advisory services to high net worth individuals and families. Our services include banking, liquidity management, investment services, 401(K) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, family wealth advisory services and philanthropic advisory services. The bank offers insurance services though Malvern Insurance Associates, which provides clients a rich array of financial services including commercial and personal insurance, commercial and personal lending.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://ir.malvernfederal.com. For information regarding Malvern Federal Savings Bank, please visit our web site at http://www.malvernfederal.com.

Forward-Looking Statements

This press release contains certain forward looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Malvern Bancorp, Inc., and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.

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